As filed with the Securities and Exchange Commission on June 20, 2003 Registration No. ___________

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	93-1223879
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005
(Address of Principal Executive Offices) (Zip Code)

Wilshire Financial Services Group Inc.
2002 Equity Participation Plan
(Full Title of the Plan)

Copy to:
MARK H. PETERMAN, ESQ.	KEN IKARI, ESQ.
Executive Vice President, Legal	Irell & Manella LLP
Counsel and Secretary	1800 Avenue of the Stars, Suite 900
Wilshire Financial Services Group Inc.	Los Angeles, California 90067
14523 SW Millikan Way, Suite 200	(310) 277-1010
Beaverton, Oregon 97005
(503) 223-5600

(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

------------------------------------ -------------------- ---------------------- ------------------------ ---------------------
                                                            Proposed Maximum        Proposed Maximum
      Title of Each Class Of            Amount To Be       Offering Price Per      Aggregate Offering          Amount Of
    Securities To Be Registered        Registered (1)           Share (2)               Price (2)           Registration Fee
------------------------------------ -------------------- ---------------------- ------------------------ ---------------------
Common Stock, par value $0.01 per            47,333               $3.45                 $163,299                  $13.21
share                                       952,667               $4.00               $3,810,668                 $308.28
                                         ----------                                                            ---------
                                          1,000,000 Shares                                                       $321.49
------------------------------------ -------------------- ---------------------- ------------------------ ---------------------
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plan.

(2)	Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such estimate is based upon: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the price at which the options may be exercised; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the average of the high and low sales prices of the common stock of the Registrant as posted on the OTC Bulletin Board on June 16, 2003, a date within 5 business days prior to the filing of this registration statement. The average of the high and low sales prices of the common stock on June 16, 2003 is provided as the "Maximum Offering Price Per Share."

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants of the plan covered by this registration statement as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Registrant’s principal executive offices and available without charge, upon written or oral request to Mark H. Peterman, Executive Vice President, Legal Counsel and Secretary, Wilshire Financial Services Group Inc., 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. Telephone requests may be directed to Mr. Peterman at (503) 223-5600.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents previously filed with the Commission by the Registrant are incorporated by reference in this registration statement.

(1)	The Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 2002, as filed with the Commission on March 19, 2003;

(2)	The Registrant's Current Report on Form 8-K, as filed with the Commission on May 1, 2003;

(3)	The Registrant's Current Report on Form 8-K, as filed with the Commission on May 1, 2003;

(4)	The Registrant's Current Report on Form 8-K, as filed with the Commission on May 6, 2003; and

(5)	The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 28, 2000.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered have been sold, or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The law firm of Irell & Manella LLP, as counsel to the Registrant, has given an opinion upon the validity of the securities being registered pursuant to this registration statement, which opinion is attached hereto as Exhibit 5.1. Edmund M. Kaufman, a director of the Registrant, is of-counsel to Irell & Manella LLP.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorney’s fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The Registrant’s Certificate of Incorporation provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware law.

        As permitted by Section 102 of the DGCL, Article XIII of Registrant’s Amended and Restated Certificate of Incorporation provides that no director of Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

        As permitted by Section 145 of the DGCL, Article V of Registrant’s Amended and Restated Bylaws provide that Registrant shall indemnify, to the fullest extent not prohibited by law, any current or former directors, officers, employees and agents who are made, or are threatened to be made, parties to any action, suit or proceeding.

        The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers. The Registrant has also entered into indemnification agreements with each of its directors and executive officers which generally provide that the Registrant shall indemnify the same to the fullest extent not prohibited by law and advance expenses in connection with any litigation for which such individual might seek indemnification from the Registrant.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        4.1    Amended and Restated Certificate of Incorporation of Wilshire Financial Services Group Inc. dated June 8, 1999 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the Commission on June 15, 1999).

        4.2    Amended and Restated Bylaws of Wilshire Financial Services Group Inc. (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K filed with the Commission on March 20, 2001).

5.1	Opinion of Irell & Manella LLP (including consent).

23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Public Accountants.

99.1	Wilshire Financial Services Group Inc. 2002 Equity Participation Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2002.)

99.2	Wilshire Financial Services Group Inc. Nonqualified Stock Option Agreement (2002).

99.3	Wilshire Financial Services Group Inc. Incentive Stock Option Agreement (2002).

Item 9. Undertakings.

a.        The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on this 20th day of June, 2003.

WILSHIRE FINANCIAL SERVICES GROUP INC.

By: /s/ STEPHEN P. GLENNON
Stephen P. Glennon
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on June 20, 2003.

Signature	Title

/s/ STEPHEN P. GLENNON	Chief Executive Officer
Stephen P. Glennon	(Principal Executive Officer), Chief Financial
Officer and Director

/s/ LARRY B. FAIGIN	Chairman of the Board
Larry B. Faigin

/s/ ROBERT M. DEUTSCHMAN	Director
Robert M. Deutschman

/s/ EDMUND M. KAUFMAN	Director
Edmund M. Kaufman

/s/ DANIEL A. MARKEE	Director
Daniel A. Markee

/s/ HOWARD AMSTER	Director
Howard Amster

/s/ ROBERT H. KANNER	Director
Robert H. Kanner

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Wilshire Financial Services Group Inc. dated June 8, 1999 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the Commission on June 15, 1999).

4.2	Amended and Restated Bylaws of Wilshire Financial Services Group Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed with the Commission on March 20, 2001).

5.1	Opinion of Irell & Manella LLP as to the legality of the securities being registered.

23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Public Accountants.

99.1	Wilshire Financial Services Group Inc. 2002 Equity Participation Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2002).

99.2	Wilshire Financial Services Group Inc. Nonqualified Stock Option Agreement (2002).

99.3	Wilshire Financial Services Group Inc. Incentive Stock Option Agreement (2002).

Exhibit 5.1

June 20, 2003

Board of Directors
Wilshire Financial Services Group Inc.
14523 SW Millikan Way, Suite 200
Beaverton, Oregon 97005

Ladies and Gentlemen:

        We have acted as counsel to Wilshire Financial Services Group Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8, as the same may be amended from time to time, filed with the Securities and Exchange Commission (the “Registration Statement”), in connection with the registration of 1,000,000 shares of common stock, par value $0.01 per share (the “Shares”), of the Company under the Securities Act of 1933, as amended, to be offered pursuant to the Wilshire Financial Services Group Inc. 2002 Equity Participation Plan (the “Plan”).

        In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render this opinion.

        Based on these examinations, it is our opinion that such Shares, when sold and issued in the manner referred to in the Registration Statement and the Plan, will legally be issued, fully paid, and non-assessable.

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. This opinion is furnished to you in connection with the above-described shares, is solely for your benefit, and may not be relied upon by, nor may copies be delivered to, any other person or entity without our prior written consent.

Very truly yours,

/s/ Irell & Manella LLP

Irell & Manella LLP

Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Wilshire Financial Services Group Inc. on Form S-8 of our report dated February 21, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in the Annual Report on Form 10-K of Wilshire Financial Services Group Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Portland, Oregon

June 20, 2003

Exhibit 99.2

WILSHIRE FINANCIAL SERVICES GROUP INC.
NONQUALIFIED STOCK OPTION AGREEMENT
2002 Plan

        THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of ______________, 200___, by and between Wilshire Financial Services Group Inc., a Delaware corporation (the "Company"), and ______________________ (the "Optionee").

        A. Pursuant to the Plan, the Administrator has determined that it is to the advantage and best interest of the Company to grant to Optionee this option (the "Option") to purchase a total of _______ Thousand (_____,000) shares of the Common Stock of the Company (the "Shares" or the "Option Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Wilshire Financial Services Group Inc. 2002 Equity Participation Plan (the "Plan") adopted by the Company, which is incorporated herein by reference.

        B. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

        C. As a condition to the granting of the Option at this time, and in the interests of the mutual benefit and protection of the Company and the Optionee, the Company and the Optionee desire to enter into an agreement governing the ownership of the Shares issuable to Optionee upon exercise of this Option.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

1.       Grant and Terms of Stock Option.

        1.1 Grant of Option. The Company hereby grants to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of ________ Shares at the purchase price of $______ per Share.

        1.2 Nature of the Option. This Option is not intended by the Company and Optionee to be an Incentive Stock Option, as defined in Section 422 of the Code. Rather, it is intended to be a Nonqualified Stock Option.

        1.3 Vesting and Exercisability. Subject to the provisions of the Plan and the other provisions of this Agreement, this Option shall vest and become exercisable with respect to 33.33% of the Shares subject to this Option on the first anniversary of the date of this Agreement. Thereafter, on each subsequent anniversary of the date of this Agreement, this Option shall become vested and exercisable with respect to an additional 33.33% of the Shares subject to this Option such that, Subject to Section 1.4, this Option shall be fully vested on ______________, 200___. In the event of a Termination of Directorship with respect to Optionee for any reason, with or without Cause, including as a result of death or disability, this Option shall immediately cease vesting and shall be cancelled to the extent of the number of Shares as to which this Option has not vested as of the date of termination.

        1.4 Term of Option. No portion of this Option may be exercised more than ten (10) years from the date of this Agreement. In the event of a Termination of Directorship with respect to Optionee, this Option shall be cancelled as to any unvested Shares as provided in Section 1.3, and shall terminate and be cancelled with respect to any vested Shares on the earlier of (i) the expiration of the ten (10) year period set forth in the first sentence of this Section 1.4, or (ii) thirty (30) days after such Termination of Directorship (or six (6) months in the case of such Termination of Directorship as a result of Optionee’s disability or death); provided, however, if Optionee’s Termination of Directorship is for Cause, this entire Option shall be cancelled and terminated as of the date of such termination and shall no longer be exercisable as to any Shares, whether or not previously vested. For purposes of this Agreement “Cause” shall mean any of the following acts or circumstances: (a) fraud, embezzlement, theft, or comparable dishonest activity committed by Optionee (excluding acts involving a de minimis dollar value and not related to the Company); (b) Optionee’s conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude (excluding acts involving a de minimis dollar value and not related to the Company); (c) Optionee’s breach, neglect, refusal, or failure to materially discharge Optionee’s duties (other than due to physical or mental illness) commensurate with Optionee’s title and function or Optionee’s failure to comply with the lawful directions of the Board of Directors, in any such case that is not cured within fifteen (15) days after Optionee has received written notice thereof from the Board of Directors of the Company; or (d) a willful and knowing material misrepresentation to the Board of Directors of the Company.

2.       Method of Exercise.

        2.1 Delivery of Notice of Exercise. This Option shall be exercisable by written notice in the form attached hereto as Exhibit A which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of this Agreement and the Plan. Such written notice shall be signed by Optionee (or by Optionee’s beneficiary or other person entitled to exercise this Option in the event of Optionee’s death under the Plan) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall not be deemed exercised until the Company receives such written notice accompanied by the exercise price and any other applicable terms and conditions of this Agreement are satisfied. This Option may not be exercised for a fraction of a Share.

        Restrictions on Exercise. No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all Applicable Laws, and all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed. As a condition to the exercise of this Option, the Company may require Optionee to deliver to the Company an Investment Representation Statement as well as any other representations necessary or appropriate, in the judgment of the Administrator, to comply with any Applicable Law. For purposes of this Agreement, the term “Applicable Laws” means any applicable statute, ordinance, writ, judgment, injunction, rule, regulation, order or decree of any court or other governmental or regulatory body, agency or authority, federal, state, local or foreign. Without limitation, Optionee shall purchase any shares under this Agreement for his own account only and not with a view to, or for the sale in connection with, any distribution of the shares.

        2.2 Method of Payment. Payment of the exercise price shall be made in full at the time of exercise in cash or by check payable to the order of the Company, or, subject in each case to the advance approval of the Administrator in its sole discretion, by delivery of shares of Common Stock already owned by Optionee, by delivery of a full recourse promissory note made by Optionee in favor of the Company or by any combination of the foregoing. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their Fair Market Value determined on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date). In addition, the Administrator may impose such other conditions in connection with the delivery of shares of Common Stock in satisfaction of the exercise price as it deems appropriate in its sole discretion, including without limitation a requirement that the shares of Common Stock delivered have been held by the Optionee for a specified period of time. Any promissory note delivered pursuant to this Section 2.2 shall have terms and provisions (including, without limitation, those relating to the maturity date, payment schedule and interest rate) as determined by the Administrator in its sole discretion, shall be secured by the Shares acquired and shall comply with all Applicable Laws (including, without limitation, state and federal margin requirements).

3.       Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee. During the six (6) month period after the death of Optionee, this Option may, to the extent it remained unexercised (but vested and exercisable by Optionee in accordance with its terms) on the date of death, be exercised by Optionee's beneficiary or other person entitled to exercise this Option in the event of Optionee's death under the Plan.

4.       1999 Plan. The Company has adopted an Amended and Restated 1999 Equity Participation (such plan, together with any future amendment's thereof, is referred to as the "1999 Plan"). In the event that the 1999 Plan includes additional or alternative terms and conditions that are more favorable to Optionee, such terms and conditions are incorporated into this Agreement.

5.       General

        5.1. Governing Law. This Agreement shall be governed by and construed under the laws of the state of Oregon applicable to Agreements made and to be performed entirely in California, without regard to the conflicts of law provisions of Oregon or any other jurisdiction.

        5.2. Notices. Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by ten (10) days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or three (3) days after the mailing of such notice.

                  If to the Company:        Wilshire Financial Services Group Inc.
                                            14523 SW Millikan Way
                                            Beaverton, Oregon   97005
                                            Attn: Chief Executive Officer

        If to Optionee, at the address set forth on the signature page.

        5.3. Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and any Option Shares and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option and any such Option Shares. This appointment is coupled with an interest and is irrevocable.

        5.4. Modifications. This Agreement may be amended, altered or modified only by a writing signed by the Company and the Optionee hereto.

        5.5. Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

        5.6. No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

        5.7. Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

        5.8. No Assignment. Except as otherwise provided in this Agreement, the Optionee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

        5.9. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

        5.10. Equitable Relief. The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies they may have at law or under this Agreement.

        5.11. Attorneys' Fees. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any Person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and costs incurred by reason of such litigation.

        5.12. Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

        5.13. Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or month mean calendar days, weeks or months.

        5.14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.15. Complete Agreement. This Agreement and the Plan constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth herein above.

                                            WILSHIRE FINANCIAL SERVICES GROUP INC.

                                            By:  _________________________________
                                                 Stephen P. Glennon
                                                 Chief Executive Officer

        Optionee acknowledges and agrees that the vesting of shares pursuant to section 1.3 hereof is earned only by continuous status as a director (not through the act of being hired or retained, being granted this option or acquiring shares hereunder). Optionee further acknowledges and agrees that this option, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a director of the company for the vesting period, for any period, or at all. Nothing in this agreement or the Plan shall limit in any manner whatsoever the right or power of the company or the Optionee to terminate Optionee’s relationship with the company with or without cause.

        Optionee acknowledges receipt of a copy of the Plan. Optionee represents that he is familiar with the terms and provisions of the Plan, and hereby accepts this option subject to all of the terms and provisions thereof. Optionee also acknowledges that the grant of this option, the purchase of shares upon exercise of this option, and the sale of such shares has important tax implications. Optionee has reviewed the Plan and this option in their entirety, has had an opportunity and has been encouraged to obtain the advice of his or her independent legal counsel and tax advisor prior to executing this option and fully understands all provisions of this option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the board or the administrator upon any questions arising under the Plan.

                                            ___________________________________
                                            Name:
                                            Address:

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

CONSENT OF SPOUSE TO AGREEMENT

        By his or her signature below, the spouse of Optionee affirms that he/she has read in its entirety and agrees to be bound by all of the terms and conditions of the foregoing Agreement and the Plan.

                                            ____________________________________

                                            Name:_______________________________

EXHIBIT A
NOTICE OF EXERCISE OF STOCK OPTION

Wilshire Financial Services Group Inc.
14523 SW Millikan Way
Beaverton, Oregon 97005
Attn: Chief Financial Officer

Ladies and Gentlemen:

             The undersigned hereby elects to exercise the option indicated below:

Option Grant Date:	_______________, 200__
Type of Option:	Nonqualified Stock Option
Number of Shares Being Exercised:	___________________________
Exercise Price Per Share:	$
Total Exercise Price:	$_____________
Method of Payment:	______________

             Enclosed herewith is payment in full of the total exercise price.

             I represent that I am purchasing the shares for my own account and not with a view to, or for the sale in connection with, any distribution of the shares.

             My exact name, current address and social security number for purposes of the stock certificates to be issued and the shareholder list of the Company are:

                  Name:__________________________________

                  Address:_______________________________
                          _______________________________

                  Social Security Number:________________

                                                  Sincerely,

Dated:____________, 20___                         ______________________________
                                                  (Optionee's Signature)

Exhibit 99.3

WILSHIRE FINANCIAL SERVICES GROUP INC.
INCENTIVE STOCK OPTION AGREEMENT
2002 PLAN

        THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of _______________, 200___, by and between Wilshire Financial Services Group Inc., a Delaware corporation (the “Company”), and ___________________ (the “Optionee”), an Employee of the Company.

        A. Pursuant to the Plan, the Administrator has determined that it is to the advantage and best interest of the Company to grant to Optionee this option (the "Option") to purchase a total of _______ Thousand (_____,000) shares of the Common Stock of the Company (the "Shares" or the "Option Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Wilshire Financial Services Group Inc. 2002 Equity Participation Plan (the "Plan") adopted by the Company, which is incorporated herein by reference.

        B. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

1.       Grant and Terms of Stock Option.

        1.1 Grant of Option. The Company hereby grants to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of ____,000 Shares at the purchase price of $______ per Share.

        1.2 Nature of the Option. This Option is intended by the Company and Optionee to be an Incentive Stock Option, as defined in Section 422 of the Code.

        1.3 Vesting and Exercisability. Subject to the provisions of the Plan and the other provisions of this Agreement, this Option shall vest with respect to 33.33% of the Shares subject to this Option on ___________, 200___ (the “Vesting Date”). Thereafter, on each subsequent anniversary of the Vesting Date, this Option shall become vested and exercisable with respect to an additional 33.33% of the Shares subject to this Option such that, subject to Section 1.4, this Option shall be fully vested on ____________, 200___. In the event of a Termination of Employment with respect to Optionee, this Option shall immediately cease vesting and shall be cancelled to the extent of the number of Shares as to which this Option has not vested as of the date of termination.

2.       Term of Option. No portion of this Option may be exercised more than ten (10) years from the date of this Agreement. Subject to Section 1.3.2 hereof, in the event of Termination of Employment with respect to Optionee, this Option shall be cancelled as to any unvested Shares as provided in Section 1.3.1, and shall terminate and be cancelled with respect to any vested Shares on the earlier of (i) the expiration of the ten (10) year period set forth in the first sentence of this Section 1.4, or (ii) thirty (30) days after such Termination of Employment (or six (6) months in the case of such termination as a result of Optionee's disability or death); provided, however, if Optionee's Termination of Employment is with Cause, this entire Option shall be cancelled and terminated as of the date of such termination and shall no longer be exercisable as to any Shares, whether or not previously vested. For purposes of this Agreement, "Cause" shall mean (i) as such term is defined in the employment agreement between the Optionee and the Company and (ii) if no such employment agreement exists, any of the following acts or circumstances: (a) willful destruction by Optionee of Company property having a material value to the Company; (b) fraud, embezzlement, theft, or comparable dishonest activity committed by Optionee (excluding acts involving a de minimis dollar value and not related to the Company); (c) Optionee's conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude (excluding acts involving a de minimis dollar value and not related to the Company); (d) Optionee's breach, neglect, refusal, or failure to materially discharge Optionee's duties (other than due to physical or mental illness) commensurate with Optionee's title and function or Optionee's failure to comply with the lawful directions of the Board of Directors or the Chief Executive Officer of the Company, in any such case that is not cured within fifteen (15) days after Optionee has received written notice thereof from the Board of Directors or the Chief Executive Officer of the Company; or (e) a willful and knowing material misrepresentation to the Board of Directors or the Chief Executive Officer of the Company. For purposes of this Agreement, "Good Reason" shall mean (i) the transfer of Optionee's principal place of employment to a geographic location more than 30 miles from the location of Optionee's current principal place of employment; or (ii) a reduction in Optionee's gross annual base compensation (excluding any year-end or other bonuses).

3.       Method of Exercise.

        3.1 Delivery of Notice of Exercise. This Option shall be exercisable by written notice in the form attached hereto as Exhibit A which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of this Agreement and the Plan. Such written notice shall be signed by Optionee (or by Optionee’s beneficiary or other person entitled to exercise this Option in the event of Optionee’s death under the Plan) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall not be deemed exercised until the Company receives such written notice accompanied by the exercise price and any other applicable terms and conditions of this Agreement are satisfied. This Option may not be exercised for a fraction of a Share.

        3.2 Restrictions on Exercise. No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all Applicable Laws, and all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Administrator, to comply with any Applicable Law. For purposes of this Agreement, the term “Applicable Laws” means any applicable statute, ordinance, writ, judgment, injunction, rule, regulation, order or decree of any court or other governmental or regulatory body, agency or authority, federal, state, local or foreign. Without limitation, Optionee shall purchase any shares under this Agreement for his own account only and not with a view to, or for the sale in connection with, any distribution of the shares.

        3.3 Method of Payment. Payment of the exercise price shall be made in full at the time of exercise in cash or by check payable to the order of the Company, or, subject in each case to the advance approval of the Administrator in its sole discretion, by delivery of shares of Common Stock already owned by Optionee, by delivery of a full recourse promissory note made by Optionee in favor of the Company or by any combination of the foregoing. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their Fair Market Value determined on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date). In addition, the Administrator may impose such other conditions in connection with the delivery of shares of Common Stock in satisfaction of the exercise price as it deems appropriate in its sole discretion, including without limitation a requirement that the shares of Common Stock delivered have been held by the Optionee for a specified period of time. Any promissory note delivered pursuant to this Section shall have terms and provisions (including, without limitation, those relating to the maturity date, payment schedule and interest rate) as determined by the Administrator in its sole discretion, shall be secured by the Shares acquired and shall comply with all Applicable Laws (including, without limitation, state and federal margin requirements).

4.       Non-Transferability of Option.

        4.1 Transfer Restrictions. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee. During the six (6) month period after the death of Optionee, this Option may, to the extent it remained unexercised (but vested and exercisable by Optionee in accordance with its terms) on the date of death, be exercised by Optionee’s beneficiary or other person entitled to exercise this Option in the event of Optionee’s death under the Plan.

        4.2 Disqualifying Disposition. If Optionee sells or otherwise disposes of any of the Shares acquired upon exercise of this Option on or before the later of (i) two (2) years after the date hereof or (ii) one year after the date such Shares were acquired, Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that he or she may be subject to income tax withholding by the Company on the taxable income recognized as a result of such disposition and that Optionee shall be required to satisfy such withholding obligations either by making a payment to the Company in cash or by withholding from current earnings of Optionee.

5.       1999 Plan. The Company has adopted an Amended and Restated 1999 Equity Participation (such plan, together with any future amendment's thereof, is referred to as the "1999 Plan"). In the event that the 1999 Plan includes additional or alternative terms and conditions that are more favorable to Optionee, such terms and conditions are incorporated into this Agreement.

6.       General.

        6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Oregon applicable to Agreements made and to be performed entirely in Oregon, without regard to the conflicts of law provisions of Oregon or any other jurisdiction.

        6.2 Notices. Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by ten (10) days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or three (3) days after the mailing of such notice.

         If to the Company:         Wilshire Financial Services Group Inc.
                                    14523 SW Millikan Way, Suite 200
                                    Beaverton, Oregon  97005
                                    Attn: Chief Financial Officer

        If to Optionee, at the address set forth on the signature page.

        6.3 Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option. This appointment is coupled with an interest and is irrevocable.

        6.4 Modifications. This Agreement may be amended, altered or modified only by a writing signed by the Company and the Optionee hereto.

        6.5 Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

        6.6 No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

        6.7 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

        6.8 No Assignment. Except as otherwise provided in this Agreement, the Optionee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

        6.9 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

        6.10 Equitable Relief. The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies they may have at law or under this Agreement.

        6.11 Attorneys’ Fees. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any Person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and costs incurred by reason of such litigation.

        6.12 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

        6.13 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or month mean calendar days, weeks or months.

        6.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.16 Complete Agreement. This Agreement and the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth herein above.

                                     WILSHIRE FINANCIAL SERVICES GROUP INC.

                                     By:_______________________________________
                                     Name:     Stephen P. Glennon
                                     Its:      Chief Executive Officer

        Optionee acknowledges and agrees that the vesting of shares unvested as of the date of this agreement pursuant to section 1.2 hereof is earned only by continuous status as an employee (not through the act of being hired or retained, being granted this option or acquiring shares hereunder). Optionee further acknowledges and agrees that this option, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee of the company for the vesting period, for any period, or at all. Nothing in this agreement or the Plan shall limit in any manner whatsoever the right or power of the company or the Optionee to terminate Optionee’s relationship with the company with or without cause.

        Optionee acknowledges receipt of a copy of the Plan. Optionee represents that he is familiar with the terms and provisions of the Plan, and hereby accepts this option subject to all of the terms and provisions thereof. Optionee also acknowledges that the grant of this option, the purchase of shares upon exercise of this option, and the sale of such shares has important tax implications. Optionee has reviewed the Plan and this option in their entirety, has had an opportunity and has been encouraged to obtain the advice of his or her independent legal counsel and tax advisor prior to executing this option and fully understands all provisions of this option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the board or the administrator upon any questions arising under the Plan.

                                          ______________________________________
                                          [Optionee Name]

                                          Address:
                                          ______________________________________

                                          ______________________________________

                                          ______________________________________

CONSENT OF SPOUSE TO AGREEMENT

        By his or her signature below, the spouse of Optionee affirms that he/she has read in its entirety and agrees to be bound by all of the terms and conditions of the foregoing Agreement and the Plan.

                                     ___________________________________________
                                     Name:

EXHIBIT A
NOTICE OF EXERCISE OF STOCK OPTION

Wilshire Financial Services Group Inc.
14523 SW Millikan Way, Suite 200
Beaverton, Oregon 97005
Attn: Chief Financial Officer

Ladies and Gentlemen:

        The undersigned hereby elects to exercise the option indicated below:

        Option Grant Date: ___________, 200____
        Type of Option: Incentive Stock Option
        Number of Shares Being Exercised: ____________
        Exercise Price Per Share: $__________
        Total Exercise Price: $_____________
        Method of Payment: ______________

        Enclosed herewith is payment in full of the total exercise price.

        I represent that I am purchasing the shares for my own account and not with a view to, or for the sale in connection with, any distribution of the shares.

        My exact name, current address and social security number for purposes of the stock certificates to be issued and the shareholder list of the Company are:

                    Name:_______________________________

                    Address:_____________________________
                            _____________________________

                  Social Security Number:________________

                                            Sincerely,

Dated:_________________                     ______________________________
                                            (Optionee's Signature)